                              PROVIDENT BANKSHARES
                                  CORPORATION
                        --------------------------------

NEWS RELEASE                                                             CONTACT
                                                MEDIA:  Vicki Cox (410) 277-2063
                           INVESTMENT COMMUNITY: Cheryl B. Ursida (410) 277-2080


         PROVIDENT BANKSHARES CORPORATION TO WRITE-DOWN INVESTMENTS AND
                          INCREASE LOAN LOSS PROVISION


BALTIMORE, MD: (January 11, 2008) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, announced today that it has written down a significant portion of its REIT trust preferred securities portfolio. In addition, the Company has increased the provision for loan losses to reflect the inherent increase in loss rates in its real estate loan portfolios. Unrelated to these items, the newly enacted Maryland state income tax laws will result in an increase in the value of the Company's deferred tax assets and a corresponding reduction in tax expense in the fourth quarter of 2007. Subsequent to all of these adjustments, Provident does not expect any material changes in its capital ratios at December 31, 2007 and will continue to exceed all regulatory capital requirements and remain "well capitalized." The Company is scheduled to release its earnings for the fourth quarter on January 17, 2008, and will discuss the results of operations at that time.

The actions described above are summarized in the table that follows and described further in the paragraphs below.

(dollars in thousands, except per share data)

--------------------------------------------------------------------------------------------------------------------
               FINANCIAL IMPACT ON THE CONSOLIDATED STATEMENTS OF INCOME AND RELATED FINANCIAL RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                               TANGIBLE                 TOTAL RISK
                                                                                COMMON       TIER 1       BASED
                                                                     LEVERAGE   EQUITY      CAPITAL      CAPITAL
ACTIVITY                                    NET INCOME     EPS        RATIO     RATIO        RATIO        RATIO
--------------------------------------------------------------------------------------------------------------------
Investment Portfolio Write-down              $(28,919)  $  (0.91)     -0.47%   -0.47%       -0.57%        -0.58%
Incremental Loan Loss Provision                (3,654)     (0.11)     -0.06%   -0.06%       -0.07%         0.04%
State Income Tax                                1,269       0.04       0.02%    0.02%        0.03%         0.02%
                                           -------------------------------------------------------------------------
                                             $(31,303)  $  (0.99)     -0.51%   -0.51%       -0.62%        -0.51%
                                           -------------------------------------------------------------------------

"Our objective was to take the necessary steps to deal with these issues," said Gary N. Geisel, Chairman and Chief Executive Officer. "Our actions reflect the challenges that Provident and banks across the country are facing on two fronts. First, on a national level, the lack of liquidity of certain bond investments that are tied to the residential housing market and the resulting accounting adjustments that are required. And second, on a regional level, anticipating the impact of the continuing slowdown of the housing sector on our loan portfolio. We believe the steps we have taken will allow us to focus on the customer and the business of banking."

INVESTMENT PORTFOLIO ACTIVITY

On December 21, 2007, Fitch Ratings severely downgraded a large segment of the national pooled REIT trust preferred securities market. In recent weeks, there has been a significant decline in dealer price quotes for these securities. Provident has written down eight pooled REIT trust preferred securities and will take a $28.9 million non-cash after-tax charge to fourth quarter 2007 earnings, or $0.91 per share. The securities current fair value in aggregate is $18.6 million compared with a current carrying value of $66 million. The securities' carrying value will be written down to the $18.6 million fair value.

The investments at issue are securitized pools of preferred stock and debt issued by commercial mortgage and diversified equity REITS, residential mortgage REITS, homebuilders, and commercial mortgage backed securities. Each of the eight securities paid their fourth quarter 2007 interest payments as well as all of their prior payments and are performing in conformance with all of their contractual terms. However, based on Provident's analysis of the individual securities' credit risk surrounding the residential mortgage and homebuilding industries, there is sufficient risk with respect to future interest or principal payments to result in a write-down.

LOAN LOSS PROVISION ACTIVITY

Weakening in the local residential housing sector continues and the Company's expectations have been revised that this trend will be more extensive and exist for a longer period of time than originally anticipated. Consistent with this, delinquencies increased from 68 to 96 basis points and total non-performing asset levels increased from 67 to 80 basis points in the fourth quarter of 2007. These levels were concentrated in the Company's residential construction, business banking and consumer home-equity lending portfolios. As a result, an increase of $6 million in the fourth quarter 2007 to the provision for loan losses was recorded as prudent in view of uncertainty in the local residential housing market and the potential for a higher level of non-performing assets.

STATE INCOME TAX ACTIVITY

In November 2007, the Maryland State Legislature enacted significant new tax legislation. The legislation increased the corporate state tax rate from 7.00% to 8.25%, resulting in a combined federal and state statutory tax rate of 40.28% beginning on January 1, 2008, compared to 39.55% in 2007. At December 31, 2007, the Company adjusted the value of its deferred tax assets for the utilization of the net operating loss carryforwards in future periods and from the change in the corporate state tax rate. These adjustments resulted in a net increase of $1.3 million in the value of existing deferred tax assets at December 31, 2007, with a corresponding reduction in tax expense in the fourth quarter of 2007. Compliance with the new legislation will increase the estimated effective tax rate in 2008 by approximately 0.12%.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH, REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA. NO FORWARD-LOOKING STATEMENT CAN BE GUARANTEED, AND ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS IN THIS RELEASE SHOULD BE EVALUATED TOGETHER WITH THE UNCERTAINTIES THAT AFFECT THE COMPANY'S BUSINESS, PARTICULARLY THOSE MENTIONED UNDER THE HEADINGS "FORWARD -LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS" IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS REPORTS ON FORMS 10-Q AND 8-K, WHICH THE COMPANY INCORPORATES BY REFERENCE.